Rochester Portfolio Series: Limited Term New York Municipals
NSAR Exhibit – Item 77I

Rochester Portfolio Series (the "Registrant") on behalf of its series Limited Term New York Municipals (“the Fund”), which offers shares classes A, B and C, began offering Class Y shares on March 30, 2011.  Post−Effective Amendment No. 28 to the Registrant's Registration Statement, Accession Number 0000728889-11-000505, which includes the terms of Class Y shares, is hereby incorporated by reference as part of the response to Item 77I of the Registrant's Form N−SAR.